Exhibit 99.1

NYSE Euronext Announces Second Quarter 2011 Financial Results

— Second Quarter GAAP Diluted EPS of $0.59 vs. $0.70 in the Prior Year Period —

— Diluted EPS of $0.61 vs. $0.64, Excluding Merger Expenses, Exit Costs & Disposal Activities —

— Global Leader for IPOs in the First-Half of 2011 Reflecting Continued Momentum in Global Listings Franchise —

— Shareholders of NYSE Euronext and Deutsche Boerse Approve Business Combination —

Financial and Operating Highlights1, 2

•	Diluted EPS of $0.61 vs. $0.64, down 5% vs. 2Q10
•	Net revenue of $661 million, up 1% vs. 2Q10 including $33 million positive FX impact
•	Fixed operating expenses of $419 million, down 3% on a constant dollar/portfolio basis vs. 2Q10
•	Operating income of $242 million, down 2% vs. 2Q10 including $16 million positive FX impact
•	Technology segment revenue increases 14% vs. 2Q10; operating margin increases to 30% from 19%
•	Debt-to-EBITDA ratio declines to 1.7 times with elimination of short-term debt
•	Board declares third quarter 2011 cash dividend of $0.30 per share

[1]	All comparisons versus 2Q10 unless otherwise stated. Excludes merger expenses, exit costs, disposal activities and discrete tax items.
[2]	A full reconciliation of our non-GAAP results to our GAAP results is included in the attached tables. See also our statement on non-GAAP financial measures at the end of this earnings release.

NEW YORK – August 2, 2011 – NYSE Euronext (NYX) today reported net income of $154 million, or $0.59 per diluted share, for the second quarter of 2011, compared to net income of $184 million, or $0.70 per diluted share, for the second quarter of 2010. Results for the second quarter of 2011 and 2010 include $18 million and $32 million, respectively, of pre-tax merger expenses and exit costs. The $18 million in merger expenses and exit costs in the second quarter of 2011 included $12 million related to the proposed merger with Deutsche Boerse. Second quarter of 2010 results also included a net $54 million pre-tax gain from disposal activities. Excluding merger expenses, exit costs, disposal activities and discrete tax items, net income in the second quarter of 2011 was $160 million, or $0.61 per diluted share, compared to $167 million, or $0.64 per diluted share, in the second quarter of 2010.

“Our solid results in the second quarter reflect our focus on revenue diversification, disciplined cost management and balance sheet strength as we continue to execute against our long-term strategy in an extremely challenging environment,” said Duncan L. Niederauer, CEO, NYSE Euronext. “NYSE Liffe U.S. continues to gain traction with the launch of Eurodollar and U.S. treasury futures, we closed the sale of stakes in NYSE Amex Options and we were the global leader in IPOs for the second consecutive quarter, with a growing share of technology IPOs selecting NYSE. Lastly, our technology services business, which grew revenue 14% year-over-year, launched the first cloud computing platform in financial services.

“I would like to thank the shareholders of both NYSE Euronext and Deutsche Boerse for their overwhelming support of our pending combination. Integration planning is on schedule and we continue to cooperate with all our regulators as we prepare for a closing by end of 2011.”

The table below summarizes the financial results1 for the second quarter of 2011:

				% Δ 2Q11 vs. 2Q10	Year- to-Date		% Δ YTD 11 vs. YTD 10
($ in millions, except EPS)	2Q11	1Q11	2Q10		2011	2010
Total Revenues[2]	$1,092	$1,148	$1,247	(12%)	$2,240	$2,330	(4%)

Total Revenues, Less Transaction-Based Expenses[3]	661	679	654	1%	1,340	1,299	3%
Other Operating Expenses[4]	419	415	407	3%	834	834	-

Operating Income[4]	$242	$264	$247	(2%)	$506	$465	9%
Net Income[4]	$160	$177	$167	(4%)	$337	$307	10%
Diluted Earnings Per Share[4]	$0.61	$0.68	$0.64	(5%)	$1.28	$1.18	9%
Operating Margin	37%	39%	38%	(1 ppts )	38%	36%	2 ppts
EBITDA Margin	47%	49%	48%	(1 ppts )	48%	46%	2 ppts

[1]	A full reconciliation of our non-GAAP results to our GAAP results is included in the attached tables. See also our statement on non-GAAP financial measures at the end of this earnings release.
[2]	Includes activity assessment fees.
[3]	Transaction-based expenses include Section 31 fees, liquidity payments and routing & clearing fees.
[4]	Excludes merger expenses, exit costs, disposal activities and discrete tax items.

Michael S. Geltzeiler, Group Executive Vice President and CFO, NYSE Euronext commented, “In the second quarter, we continued to deliver on our commitments to shareholders. Revenues year-to-date are running 3% above prior year levels and fixed operating expenses on a constant dollar/portfolio basis are running 4% below prior year, despite increased costs accompanying higher technology revenues. As a result of our strong free cash flow generation and lower capital expenditures, we retired our outstanding commercial paper which lowered our debt-to-EBITDA ratio to 1.7 times in the second quarter. Our financial position continues to strengthen as we move forward with the final phase of our combination with Deutsche Boerse.”

SECOND QUARTER 2011 CONSOLIDATED RESULTS

Total revenues, less transaction-based expenses, which include Section 31 fees, liquidity payments and routing and clearing fees (net revenue), was $661 million in the second quarter of 2011, up $7 million, or 1% compared to the second quarter of 2010 and included a $33 million positive impact from currency fluctuations. The $7 million increase in net revenue compared to the second quarter of 2010 was driven by a $30 million increase in non-trading revenue which more than offset a $23 million decrease in net trading revenues, driven primarily by declines in European derivatives and U.S. cash equity average daily trading volume (“ADV”). Second quarter of 2010 ADV across all venues was marked by unseasonally strong trading volumes due to heightened market volatility driven by the advent of the sovereign debt crisis in Europe and the flash crash in the United States.

Other operating expenses, which exclude merger expenses and exit costs, were $419 million in the second quarter of 2011, up $12 million, or 3% compared to the second quarter of 2010. Excluding the impact of acquisitions, new initiatives and a $17 million negative impact attributable to foreign currency fluctuations, fixed operating expenses were down $14 million, or 3%, compared to the second quarter of 2010.

Operating income, excluding merger expenses and exit costs, was $242 million, down $5 million, or 2% compared to the second quarter of 2010 and included a $16 million positive impact attributable to foreign currency fluctuations.

Adjusted EBITDA, which excludes merger expenses and exit costs, was $312 million, in-line with the second quarter of 2010. Adjusted EBITDA margin was 47% in the second quarter of 2011, compared to 48% in the second quarter of 2010.

Non-operating income for the second quarter of 2011 and 2010 includes the impact of the New York Portfolio Clearing (loss/income from associates) and NYSE Liffe U.S. (net loss/income attributable to non-controlling interest) initiatives which are currently in a loss position, but are moving toward profitability as trading volumes and open interest continue to grow. Non-operating income in the second quarter of 2010 includes a net pre-tax gain of $54 million related to disposal activities, primarily in connection with the sale of our 5% stake in the National Stock Exchange of India (other income). With the closing of the sale of stakes in the NYSE Amex Options business, beginning with the third quarter of 2011, profits generated by NYSE Amex Options will be shared with our partners (net loss/income attributable to non-controlling interest). Had the sale closed on April 1, 2011, diluted earnings per share would have decreased by $0.02 in the second quarter of 2011.

For the second quarter of 2011, the effective tax rate, excluding merger expenses, exit costs, disposal activities and discrete tax items, was approximately 26% compared to 27% in the second quarter of 2010.

The weighted average diluted shares outstanding in the second quarter of 2011 was 263 million, up from 261 million shares in the second quarter of 2010. Approximately 0.3 million shares were issued in the second quarter of 2011 to former Amex members in connection with the sale of the former American Stock Exchange headquarters.

At June 30, 2011, total debt of $2.2 billion was $0.2 million below December 31, 2010 levels driven by the elimination of $0.2 billion in commercial paper during the second quarter of 2011. Cash, cash equivalents, investments and other securities (including $172 million related to Section 31 fees collected from market participants and due to the SEC) was $0.4 billion and net debt was $1.8 billion at the end of the second quarter 2011.

The ratio of debt-to-EBITDA in the second quarter of 2011 declined to 1.7 times, the lowest level since the establishment of NYSE Euronext in April 2007.

Total capital expenditures in the second quarter of 2011 were $31 million, compared to $70 million in the second quarter of 2010. Through the first-half of 2011, capital expenditures were $67 million consistent with full-year 2011 guidance of capital expenditures of less than $200 million.

Headcount as of June 30, 2011 was 2,988, down 1% from March 31, 2011 and down slightly from June 30, 2010 levels despite several acquisitions.

The Board of Directors declared a cash dividend of $0.30 per share for the third quarter of 2011. The third quarter 2011 dividend is payable September 30, 2011 to shareholders of record as of the close of business on September 15, 2011. The anticipated ex-date will be September 13, 2011.

SECOND QUARTER 2011 SEGMENT RESULTS

Below is a summary of business segment results:

($ in millions)	Derivatives			Cash Trading & Listings			Info. Svcs. & Tech. Solutions
	Net Revenue[1]	Operating Income[2]	Adjusted EBITDA[2]	Net Revenue[1]	Operating Income[2]	Adjusted EBITDA[2]	Revenue	Operating Income[2]	Adjusted EBITDA[2]
2Q11	$213	$112	$126	$327	$128	$174	$122	$36	$46
1Q11	$236	$146	$161	$328	$125	$171	$116	$28	$37
2Q10	$226	$140	$153	$321	$126	$171	$107	$20	$28

[1]	Net revenue defined as total revenue less transaction-based expenses including Section 31 fees, liquidity payments and routing & clearing fees.
[2]	Excludes merger expenses and exit costs.

DERIVATIVES

Derivatives net revenue of $213 million in the second quarter of 2011 decreased $13 million, or 6% compared to the second quarter of 2010 and included a $15 million positive impact from currency fluctuations. The $13 million decrease in Derivatives net revenue compared to the second quarter of 2010, was driven by a $13 million, or 8% decrease in European derivatives net trading revenue on a 20% decline in ADV.

•

Global Derivatives ADV in the second quarter of 2011 was 9.4 million contracts, a decrease of 12% compared to the second quarter of 2010 which benefited from heightened market volatility driven by the advent of the sovereign debt crisis in Europe.

•

NYSE Euronext European derivatives products ADV in the second quarter of 2011 of 5.3 million contracts decreased 20% compared to the second quarter of 2010, but increased 14% from first quarter 2011 levels.

•

NYSE Liffe U.S., the U.S. futures exchange of NYSE Euronext, reached several key milestones in customer participation with total open interest surpassing 750,000 contracts and approaching 800,000. In the four months since the launch Eurodollar and U.S. Treasury futures on the exchange, open interest in these two new products is just under 675,000 with more than 6 million total contracts traded. The level of volume, open interest and liquidity is evidence of the rapid acceptance of NYSE Liffe U.S. by customers. Also during the second quarter, NYSE Liffe U.S. successfully migrated futures contracts based on the international flagship MSCI Emerging Markets and MSCI EAFE indices from the Chicago Mercantile Exchange.

•

NYSE Euronext completed the sale of a 52.8% equity interest in NYSE Amex Options to seven leading order flow providers and market making firms: Bank of America Merrill Lynch, Barclays Capital, Citadel Securities, Citi, Goldman Sachs, TD Ameritrade and UBS AG. NYSE Euronext will remain the largest single shareholder in the entity which will be supervised by a separate board of directors.

•	NYSE Euronext’s U.S. equity options exchanges accounted for 26% of total consolidated U.S. equity options trading in the second quarter of 2011, in-line with the second quarter of 2010.

CASH TRADING AND LISTINGS

Cash Trading and Listings net revenue of $327 million in the second quarter of 2011 increased $6 million, or 2% compared to the second quarter of 2010 and included a $13 million positive impact from currency fluctuations. The $6 million increase in net revenue compared to the second quarter of 2010, was primarily driven by a $14 million increase in non-trading related revenue, principally listings and other revenue which more than offset a decline in net trading revenue. The decline in net trading revenue was primarily driven by a 36% decrease in U.S. cash equities ADV, partially offset by a 32% increase in average net revenue per 100 shares handled due to higher fees and favorable business mix.

•

European cash ADV of 1.5 million transactions in the second quarter of 2011 decreased 11% from 1.7 million transactions in the second quarter of 2010. European cash market share (value traded) in NYSE Euronext’s four core markets was 71% in the second quarter of 2011, down from 74% in the second quarter of 2010, but up from 70% in the first quarter of 2011. In the U.S., cash trading ADV declined 36% to 2.1 billion shares traded from 3.2 billion in the second quarter of 2010. Tape A matched market share was 35% in the second quarter of 2011, down from 37% in the second quarter of 2010, but up slightly from first quarter of 2011 levels.

•

NYSE Euronext led the global market for listing initial public offerings (IPOs) in the first half of 2011 with $25.4 billion in total capital raised on its European and U.S. markets, more than any exchange group in the world. During the most recent quarter, the New York Stock Exchange (NYSE) led the U.S. IPO market, with 35 IPOs raising $10.6 billion, or 73% of total proceeds raised from IPOs in the U.S.

•

NYSE has steadily captured share in technology-based IPOs with its commitment to partner with growth companies. NYSE has listed 17 out of 31, or 55% of the tech IPOs YTD, up from 44% in 2010. LinkedIn, Active Network, Fusion-io and Pandora’s offerings came amid a recent fervor for high-profile tech IPOs.

•

The NYSE has welcomed 6 transfers from Nasdaq with total market capitalization of $6.3 billion thus far in 2011, and lost none. SuccessFactors Inc. was the most recent transfer from Nasdaq to the NYSE and cross-listed on the European markets of NYSE Euronext. This follows the recent trend for transfers, with 40 companies having transferred to the NYSE from Nasdaq since 2007.

INFORMATION SERVICES AND TECHNOLOGY SOLUTIONS

Information Services and Technology Solutions revenue was $122 million in the second quarter of 2011, an increase of $15 million, or 14% compared to the second quarter of 2010 and included a $5 million positive impact from currency fluctuations. The $15 million increase in revenue compared to the second quarter of 2010, was primarily driven by an increase in infrastructure revenue, principally SFTI and data center fees.

•	The Information Services and Technology Solutions segment achieved its highest level of quarterly revenue generation with an operating margin of 30% as the sales pipeline continues to build.

•

NYSE Technologies launched the financial services industry’s first cloud platform, the Capital Markets Community Platform. Designed to increase business agility, simplify market access and reduce trading friction by utilizing rapid on-demand computing resources, this enterprise-level platform was developed in partnership with cloud computing experts VMware (NYSE: VMW) and EMC (NYSE: EMC) to address the unique performance and security requirements of financial services firms. The Capital Markets Community Platform will offer a range of cloud-based services that enable customers to easily purchase the computing power required at a given time so they can focus on their core business strategy rather than complex IT infrastructure design and maintenance.

•

NYSE Technologies was named the “Best Data Provider” among global securities exchanges by Inside Market Data. This recognition was awarded at the 2011 Inside Market Data and Inside Reference Data Awards ceremony recently in New York. The acknowledgement of NYSE Technologies as a leading innovator and comprehensive data provider was determined by an online poll of buy-side and sell-side professionals as well as investors at financial institutions and securities firms globally.

# # #

The accompanying tables include information integral to assessing the Company’s financial performance.

Analyst/Investor/Media Call: August 2, 2011 at 8:00 a.m. (NY/EDT)/2:00 p.m. (Paris/CEST)

A presentation and live audio webcast of the second quarter 2011 earnings conference call will be available on the Investor Relations section of NYSE Euronext’s website, http://www.nyseeuronext.com/ir. Those wishing to listen to the live conference via telephone should dial-in at least ten minutes before the call begins. An audio replay of the conference call will be available approximately one hour after the call on the Investor Relations section of NYSE Euronext’s website, http://www.nyseeuronext.com/ir or by dial-in beginning approximately two hours following the conclusion of the live call.

Live Dial-in Information:

United States: 866.713.8310

International: 617.597.5308

Passcode: 62542406

Replay Dial-in Information:

United States: 888.286.8010

International: 617.801.6888

Passcode: 16712451

Non-GAAP Financial Measures

To supplement NYSE Euronext’s consolidated financial statements prepared in accordance with GAAP and to better reflect period-over-period comparisons, NYSE Euronext uses non-GAAP financial measures of performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure, calculated and presented in accordance with GAAP. Non-GAAP financial measures do not replace and are not superior to the presentation of GAAP financial results, but are provided to (i) present the effects of certain merger expenses, exit costs, disposal activities and discrete tax items, and (ii) improve overall understanding of NYSE Euronext’s current financial performance and its prospects for the future. Specifically, NYSE Euronext believes the non-GAAP financial results provide useful information to both management and investors regarding certain additional financial and business trends relating to financial condition and operating results. In addition, management uses these measures for reviewing financial results and evaluating financial performance. The non-GAAP adjustments for all periods presented are based upon information and assumptions available as of the date of this release.

Δ NYSE Euronext Earnings News Release with Tables and Operating Data

About NYSE Euronext

NYSE Euronext (NYX) is a leading global operator of financial markets and provider of innovative trading technologies.

The company’s exchanges in Europe and the United States trade equities, futures, options, fixed-income and exchange-traded products. With approximately 8,000 listed issues (excluding European Structured Products), NYSE Euronext’s equities markets – the New York Stock Exchange, NYSE Euronext, NYSE Amex, NYSE Alternext and NYSE Arca – represent one-third of the world’s equities trading, the most liquidity of any global exchange group. NYSE Euronext also operates NYSE Liffe, one of the leading European derivatives businesses and the world’s second-largest derivatives business by value of trading. The company offers comprehensive commercial technology, connectivity and market data products and services through NYSE Technologies. NYSE Euronext is in the S&P 500 index, and is the only exchange operator in the Fortune 500. For more information, please visit: http://www.nyx.com.

Safe Harbour Statement

In connection with the proposed business combination transaction between NYSE Euronext and Deutsche Boerse AG, Alpha Beta Netherlands Holding N.V. (“Holding”), a newly formed holding company, filed, and the SEC declared effective on May 3, 2011, a Registration Statement on Form F-4 with the U.S. Securities and Exchange Commission (“SEC”) that includes (1) a proxy statement of NYSE Euronext that also constitutes a prospectus for Holding used in connection with NYSE Euronext special meeting of stockholders held on July 7, 2011 and (2) an offering prospectus used in connection with Holding’s offer to acquire Deutsche Boerse AG shares held by U.S. holders. Holding has also filed an offer document with the German Federal Financial Supervisory Authority (Bundesanstalt fuer Finanzdienstleistungsaufsicht) (“BaFin”), which was approved by the BaFin for publication pursuant to the German Takeover Act (Wertpapiererwerbs-und Übernahmegesetz), and was published on May 4, 2011.

Investors and security holders are urged to read the definitive proxy statement/prospectus, the offering prospectus, the offer document, as amended, and published additional accompanying information in connection with the exchange offer regarding the proposed business combination transaction because they contain important information. You may obtain a free copy of the definitive proxy statement/prospectus, the offering prospectus and other related documents filed by NYSE Euronext and Holding with the SEC on the SEC’s website at www.sec.gov. The definitive proxy statement/prospectus and other documents relating thereto may also be obtained for free by accessing NYSE Euronext’s website at www.nyse.com. The offer document, as amended, and published additional accompanying information in connection with the exchange offer are available at Holding’s website at www.global-exchange-operator.com.

This document is neither an offer to purchase nor a solicitation of an offer to sell shares of Holding, Deutsche Boerse AG or NYSE Euronext. The final terms and further provisions regarding the public offer are disclosed in the offer document that has been approved by the BaFin and in documents that have been filed with the SEC.

No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended, and applicable European regulations. The exchange offer and the exchange offer document as amended, shall not constitute an issuance, publication or public advertising of an offer pursuant to laws and regulations of jurisdictions other than those of Germany, United Kingdom of Great Britain and Northern Ireland and the United States of America. The relevant final terms of the proposed business combination transaction will be disclosed in the information documents reviewed by the competent European market authorities.

Subject to certain exceptions, in particular with respect to qualified institutional investors (tekikaku kikan toshika) as defined in Article 2 para. 3 (i) of the Financial Instruments and Exchange Act of Japan (Law No. 25 of 1948, as amended), the exchange offer will not be made directly or indirectly in or into Japan, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce or any facility of a national securities exchange of Japan. Accordingly, copies of this announcement or any accompanying documents may not be, directly or indirectly, mailed or otherwise distributed, forwarded or transmitted in, into or from Japan.

The shares of Holding have not been, and will not be, registered under the applicable securities laws of Japan. Accordingly, subject to certain exceptions, in particular with respect to qualified institutional investors (tekikaku kikan toshika) as defined in Article 2 para. 3 (i) of the Financial Instruments and Exchange Act of Japan (Law No. 25 of 1948, as amended), the shares of Holding may not be offered or sold within Japan, or to or for the account or benefit of any person in Japan.

Forward-Looking Statements

This document includes forward-looking statements about NYSE Euronext, Deutsche Boerse AG, Holding, the enlarged group and other persons, which may include statements about the proposed business combination, the likelihood that such transaction could be consummated, the effects of any transaction on the businesses of NYSE Euronext or Deutsche Boerse AG, and other statements that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Forward-looking statements are not guarantees of future performance and actual results of operations, financial condition and liquidity, and the development of the industries in which NYSE Euronext and Deutsche Boerse AG operate may differ materially from those made in or suggested by the forward-looking statements contained in this document. Any forward-looking statements speak only as at the date of this document. Except as required by applicable law, none of NYSE Euronext, Deutsche Boerse AG or Holding undertakes any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events or otherwise.

CONTACT: Media

+31.20.550.4488 (Amsterdam)

+32.2.509.1392 (Brussels)

+351.217.900.029 (Lisbon)

+44.20.7379.2789 (London)

+1.212.656.2140 (New York)

+33.1.49.27.11.33 (Paris)

CONTACT: Investor Relations

+1.212.656.5700 (New York)

NYSE Euronext

Condensed consolidated statements of income (unaudited)

(in millions, except per share data)

	Marchm31,	Marchm31,	Marchm31,	Marchm31,	Marchm31,
	Three months ended			Six months ended June 30,
	June 30, 2011	March 31, 2011	June 30, 2010	2011	2010
Revenues
Transaction and clearing fees	$742	$815	$927	$1,557	$1,689
Market data	92	96	93	188	184
Listing	112	109	105	221	210
Technology services	89	82	75	171	154
Other revenues	57	46	47	103	93

Total revenues	1,092	1,148	1,247	2,240	2,330
Transaction-based expenses:
Section 31 fees	89	89	99	178	162
Liquidity payments, routing and clearing	342	380	494	722	869

Total revenues, less transaction-based expenses	661	679	654	1,340	1,299

Other operating expenses
Compensation	158	161	160	319	332
Depreciation and amortization	70	70	66	140	132
Systems and communications	45	52	47	97	99
Professional services	73	69	66	142	124
Selling, general and administrative	73	63	68	136	147
Merger expenses and exit costs	18	21	32	39	45

Total other operating expenses	437	436	439	873	879

Operating income	224	243	215	467	420
Net interest and investment income (loss)	(30)	(29)	(25)	(59)	(52)
Loss from associates	(2)	(1)	(1)	(3)	(3)
Other income	1	—	56	1	53

Income before income taxes	193	213	245	406	418
Income tax provision	(43)	(62)	(66)	(105)	(114)

Net income	150	151	179	301	304
Net loss attributable to noncontrolling interest	4	4	5	8	10

Net income attributable to NYSE Euronext	$154	$155	$184	$309	$314

Basic earnings per share attributable to NYSE Euronext	$0.59	$0.59	$0.70	$1.18	$1.20
Diluted earnings per share attributable to NYSE Euronext	$0.59	$0.59	$0.70	$1.17	$1.20

Basic weighted average shares outstanding	262	261	261	262	261
Diluted weighted average shares outstanding	263	262	261	263	261

We use non-GAAP financial measures of operating performance. Non-GAAP measures do not replace and are not superior to the presentation of our GAAP financial results but are provided to improve overall understanding of our current financial performance and our prospects for the future.

	Marchm31,	Marchm31,	Marchm31,	Marchm31,	Marchm31,
	Three months ended			Six months ended June 30,
Non-GAAP Reconciliation	June 30, 2011	March 31, 2011	June 30, 2010	2011	2010
Income before income taxes – GAAP	$193	$213	$245	$406	$418
Excluding:
Net gain on disposal activities	—	—	(54)	—	(54)
Merger expenses and exit costs	18	21	32	39	45

Income before income taxes – as adjusted	211	234	223	445	409
Income tax provision	(55)	(61)	(61)	(116)	(112)

Net income – as adjusted	156	173	162	329	297
Net loss attributable to noncontrolling interest	4	4	5	8	10

Net income attributable to NYSE Euronext – as adjusted	$160	$177	$167	$337	$307

Diluted earnings per share attributable to NYSE Euronext – as adjusted	$0.61	$0.68	$0.64	$1.28	$1.18

NYSE Euronext

Segment Results (unaudited)

(in millions)

		Three months ended June 30, 2011					Three months ended June 30, 2010
		Derivatives	Cash Trading and Listings	Information Services and Technology Solutions	Corporate and Eliminations	Consolidated	Derivatives	Cash Trading and Listings	Information Services and Technology Solutions	Corporate and Eliminations	Consolidated
Revenues
Transaction and clearing fees		$251	$491	$—	$—	$742	$282	$645	$—	$—	$927
Market data		12	48	32	—	92	12	49	32	—	93
Listing		—	112	—	—	112	—	105	—	—	105
Technology services		—	—	90	(1)	89	—	—	75	—	75
Other revenues		13	44	—	—	57	11	36	—	—	47

Total revenues		276	695	122	(1)	1,092	305	835	107	—	1,247
Transaction-based expenses:
Section 31 fees		—	89	—	—	89	—	99	—	—	99
Liquidity payments, routing and clearing		63	279	—	—	342	79	415	—	—	494

Total revenues, less transaction-based expenses		213	327	122	(1)	661	226	321	107	—	654
Depreciation and amortization	[a]	14	46	10	—	70	13	45	8	—	66
Merger expenses and exit costs (M&E)	[b]	1	2	1	14	18	5	19	8	—	32
Other operating expenses		87	153	76	33	349	73	150	79	39	341

Operating income – GAAP	[c]	$111	$126	$35	$(48)	$224	$135	$107	$12	$(39)	$215

Operating income excluding M&E	[c] + [b]	$112	$128	$36	$(34)	$242	$140	$126	$20	$(39)	$247

Adjusted EBITDA	[c] + [a] + [b]	$126	$174	$46	$(34)	$312	$153	$171	$28	$(39)	$313

Operating margin excluding M&E		53%	39%	30%	N/M	37%	62%	39%	19%	N/M	38%
Adjusted EBITDA margin		59%	53%	38%	N/M	47%	68%	53%	26%	N/M	48%

		Six months ended June 30, 2011					Six months ended June 30, 2010
		Derivatives	Cash Trading and Listings	Information Services and Technology Solutions	Corporate and Eliminations	Consolidated	Derivatives	Cash Trading and Listings	Information Services and Technology Solutions	Corporate and Eliminations	Consolidated
Revenues
Transaction and clearing fees		$537	$1,020	$—	$—	$1,557	$560	$1,129	$—	$—	$1,689
Market data		24	98	66	—	188	24	97	63	—	184
Listing		—	221	—	—	221	—	210	—	—	210
Technology services		—	—	172	(1)	171	—	—	154	—	154
Other revenues		22	82	—	(1)	103	19	75	—	(1)	93

Total revenues		583	1,421	238	(2)	2,240	603	1,511	217	(1)	2,330
Transaction-based expenses:
Section 31 fees		—	178	—	—	178	—	162	—	—	162
Liquidity payments, routing and clearing		134	588	—	—	722	153	716	—	—	869

Total revenues, less transaction-based expenses		449	655	238	(2)	1,340	450	633	217	(1)	1,299
Depreciation and amortization	[a]	29	92	19	—	140	28	88	16	—	132
Merger expenses and exit costs (M&E)	[b]	2	5	2	30	39	8	26	10	1	45
Other operating expenses		162	310	155	67	694	152	313	164	73	702

Operating income – GAAP	[c]	$256	$248	$62	$(99)	$467	$262	$206	$27	$(75)	$420

Operating income excluding M&E	[c] + [b]	$258	$253	$64	$(69)	$506	$270	$232	$37	$(74)	$465

Adjusted EBITDA	[c]+ [a] + [b]	$287	$345	$83	$(69)	$646	$298	$320	$53	$(74)	$597

Operating margin excluding M&E		57%	39%	27%	N/M	38%	60%	37%	17%	N/M	36%
Adjusted EBITDA margin		64%	53%	35%	N/M	48%	66%	51%	24%	N/M	46%

N/M = Not meaningful	We use non-GAAP financial measures of operating performance. Non-GAAP measures do not replace and are not superior to the presentation of our GAAP financial results but are provided to improve overall understanding of our current financial performance and our prospects for the future.

NYSE Euronext

Fixed operating expenses (unaudited)

(in millions)

Fixed operating expenses for the three months ended June 30, 2011 - GAAP	$437
Less:
Merger expenses and exit costs	(18)

	$419
Excluding the impact of:
Currency translation	(17)
Acquisitions and new business initiatives	(9)	*

Fixed operating expenses for the three months ended June 30, 2011 – as adjusted	$393	[a]

Fixed operating expenses for the three months ended June 30, 2010 – GAAP	$439
Less:
Merger expenses and exit costs	(32)

	$407	[b]

Variance ($)	$(14)	[a] - [b] = [c]

Variance (%)	-3%	[c] / [b]

Fixed operating expenses for the six months ended June 30, 2011 – GAAP	$873
Less:
Merger expenses and exit costs	(39)

	$834
Excluding the impact of:
Currency translation	(19)
Acquisitions and new business initiatives	(13)	*

Fixed operating expenses for the six months ended June 30, 2011 – as adjusted	$802	[a]

Fixed operating expenses for the six months ended June 30, 2010 – GAAP	$879
Less:
Merger expenses and exit costs	(45)

	$834	[b]

Variance ($)	$(32)	[a] - [b] = [c]

Variance (%)	-4%	[c] / [b]

*	Includes the contribution of APX, Corporate Board Member and new business initiatives.

We use non-GAAP financial measures of operating performance. Non-GAAP measures do not replace and are not superior to the presentation of our GAAP financial results but are provided to improve overall understanding of our current financial performance and our prospects for the future.

NYSE Euronext

Condensed consolidated statements of financial condition (unaudited)

(in millions)

	June 30, 2011	December 31, 2010
Assets
Current assets:
Cash, cash equivalents and short term financial investments	$385	$379
Accounts receivable, net	532	526
Deferred income taxes	74	120
Other current assets	212	149

Total current assets	1,203	1,174
Property and equipment, net	998	1,021
Goodwill	4,232	4,050
Other intangible assets, net	6,139	5,837
Deferred income taxes	582	633
Other assets	662	663

Total assets	$13,816	$13,378

Liabilities and equity
Accounts payable and accrued expenses	$821	$910
Deferred revenue	346	176
Short term debt	—	366
Deferred income taxes	24	2

Total current liabilities	1,191	1,454
Long term debt	2,189	2,074
Deferred income taxes	2,033	2,007
Accrued employee benefits	453	499
Deferred revenue	387	366
Other liabilities	63	134

Total liabilities	6,316	6,534

Redeemable noncontrolling interest	272	—

Equity	7,228	6,844

Total liabilities and equity	$13,816	$13,378

NYSE Euronext

Selected Statistical Data:

Volume Summary

	Average Daily Volume					Total Volume					Total Volume
(Unaudited)	2Q11	1Q11	% Δ 2Q11 vs. 1Q11	2Q10	% Δ 2Q11 vs. 2Q10	2Q11	1Q11	% Δ 2Q11 vs. 1Q11	2Q10	% Δ 2Q11 vs. 2Q10	YTD 2011	YTD 2010	% Δ
Number of Trading Days - European Markets	63	64		63		63	64		63		127	126
Number of Trading Days - U.S. Markets	63	62		63		63	62		63		125	124

European Derivatives Products (contracts in thousands)	5,294	4,633	14.3%	6,628	-20.1%	333,522	296,529	12.5%	417,597	-20.1%	630,051	723,205	-12.9%
of which Bclear	2,125	771	175.7%	2,651	-19.8%	133,874	49,335	171.4%	167,029	-19.8%	183,210	228,263	-19.7%
Avg. Net Rate Per Contract (ex. Bclear)	$0.741	$0.692	7.1%	$0.643	15.2%	$0.741	$0.692	7.1%	$0.643	15.2%
Avg. Net Rate Per Contract (ex. Bclear) - Currency Neutral	$0.741	$0.705	5.1%	$0.703	5.4%	$0.741	$0.705	5.1%	$0.703	5.4%
Total Interest Rate Products[1]	2,147	2,700	-20.5%	2,668	-19.5%	135,231	172,792	-21.7%	168,095	-19.6%	308,023	338,916	-9.1%
Short Term Interest Rate Products	2,006	2,568	-21.9%	2,546	-21.2%	126,347	164,371	-23.1%	160,423	-21.2%	290,718	323,841	-10.2%
Medium and Long Term Interest Rate Products	141	132	7.2%	122	15.8%	8,884	8,421	5.5%	7,672	15.8%	17,305	15,075	14.8%
Total Equity Products[2]	3,063	1,845	66.0%	3,905	-21.6%	192,980	118,110	63.4%	246,021	-21.6%	311,090	377,535	-17.6%
Individual Equity Products	2,535	1,266	100.3%	3,197	-20.7%	159,703	81,011	97.1%	201,434	-20.7%	240,714	293,777	-18.1%
Futures	1,984	575	245.2%	2,402	-17.4%	124,971	36,777	239.8%	151,304	-17.4%	161,748	197,016	-17.9%
Options	551	691	-20.2%	796	-30.7%	34,731	44,234	-21.5%	50,130	-30.7%	78,965	96,760	-18.4%
Equity Index Products	528	580	-8.9%	708	-25.4%	33,277	37,100	-10.3%	44,587	-25.4%	70,376	83,758	-16.0%
of which Bclear	2,125	771	175.7%	2,651	-19.8%	133,874	49,335	171.4%	167,029	-19.8%	183,210	228,263	-19.7%
Individual Equity Products	2,053	690	197.6%	2,551	-19.5%	129,324	44,152	192.9%	160,737	-19.5%	173,476	214,371	-19.1%
Futures	1,959	569	244.1%	2,400	-18.4%	123,429	36,437	238.7%	151,223	-18.4%	159,866	196,877	-18.8%
Options	94	121	-22.4%	151	-38.0%	5,895	7,715	-23.6%	9,514	-38.0%	13,610	17,495	-22.2%
Equity Index Products	72	81	-10.8%	100	-27.7%	4,551	5,183	-12.2%	6,292	-27.7%	9,734	13,892	-29.9%
Commodity Products	84	88	-4.1%	55	52.6%	5,312	5,627	-5.6%	3,481	52.6%	10,938	6,754	62.0%
U.S. Derivatives Products - Equity Options [3] (contracts in thousands)
Options Contracts	4,052	4,410	-8.1%	4,077	-0.6%	255,306	273,432	-6.6%	256,820	-0.6%	528,738	483,310	9.4%
Avg. Net Rate Per Contract	$0.165	$0.165	0.0%	$0.164	0.6%	$0.165	$0.165	0.0%	$0.164	0.6%
Total Consolidated Options Contracts	15,759	17,306	-8.9%	15,722	0.2%	992,810	1,072,961	-7.5%	990,509	0.2%	2,065,771	1,843,013	12.1%
Share of Total Consolidated Options Contracts	25.7%	25.5%		25.9%		25.7%	25.5%		25.9%		25.6%	26.2%
NYSE Liffe U.S.
Futures and Futures Options Volume*	93.4	21.0	344.8%	18.6	403.2%	5,980.7	1,344.5	344.8%	1,170.0	411.2%	7,325.2	2,437.7	200.5%
European Cash Products (trades in thousands)	1,540	1,803	-14.6%	1,722	-10.6%	96,999	115,377	-15.9%	108,485	-10.6%	212,376	194,709	9.1%
Avg. Net Revenue Per Transaction	$0.742	$0.667	11.2%	$0.654	13.5%	$0.742	$0.667	11.2%	$0.654	13.5%
Avg. Net Revenue Per Transaction - Currency Neutral	$0.742	$0.702	5.7%	$0.742	0.0%	$0.742	$0.702	5.7%	$0.742	0.0%
Equities	1,482	1,732	-14.4%	1,654	-10.4%	93,350	110,841	-15.8%	104,207	-10.4%	204,191	186,904	9.2%
Exchange-Traded Funds	16	21	-20.4%	22	-25.6%	1,032	1,316	-21.6%	1,361	-24.2%	2,348	2,373	-1.1%
Structured Products	36	45	-18.8%	40	-8.8%	2,298	2,873	-20.0%	2,532	-9.3%	5,171	4,647	11.3%
Bonds	5	5	-6.6%	6	-15.5%	319	347	-8.1%	385	-17.0%	667	785	-15.0%
U.S. Cash Products (shares in millions)	2,075	2,309	-10.2%	3,220	-35.6%	130,722	143,183	-8.7%	202,510	-35.4%	273,905	357,865	-23.5%
Avg. Net Fee Per 100 Shares Handled	$0.0390	$0.0370	5.4%	$0.0296	31.8%	$0.0390	$0.0370	5.4%	$0.0296	31.8%
NYSE Listed (Tape A) Issues[4]
Handled Volume[5]	1,461	1,668	-12.4%	2,372	-38.4%	92,068	103,397	-11.0%	149,467	-38.4%	195,465	260,716	-25.0%
Matched Volume[6]	1,384	1,578	-12.2%	2,225	-37.8%	87,216	97,806	-10.8%	140,160	-37.8%	185,021	243,355	-24.0%
Total NYSE Listed Consolidated Volume	3,935	4,568	-13.9%	6,025	-34.7%	247,909	283,211	-12.5%	379,565	-34.7%	531,121	676,383	-21.5%
Share of Total Consolidated Volume
Handled Volume[5]	37.1%	36.5%	0.6%	39.4%	-2.3%	37.1%	36.5%	0.6%	39.4%	-2.3%	36.8%	38.5%	-1.7%
Matched Volume[6]	35.2%	34.5%	0.7%	36.9%	-1.7%	35.2%	34.5%	0.7%	36.9%	-1.7%	34.8%	36.0%	-1.1%
NYSE Arca & Amex (Tape B) Listed Issues
Handled Volume[5]	334	347	-3.6%	483	-30.9%	21,061	21,491	-2.0%	30,460	-30.9%	42,552	53,720	-20.8%
Matched Volume[6]	301	311	-3.1%	434	-30.6%	18,976	19,270	-1.5%	27,327	-30.6%	38,246	47,906	-20.2%
Total NYSE Arca & Amex Listed Consolidated Volume	1,287	1,351	-4.7%	1,842	-30.1%	81,111	83,751	-3.2%	116,057	-30.1%	164,862	205,709	-19.9%
Share of Total NYSE Arca & NYSE Amex Listed Consolidated Volume
Handled Volume[5]	26.0%	25.7%	75.8%	26.2%	-0.2%	26.0%	25.7%	0.3%	26.2%	-0.2%	25.8%	26.1%	-0.3%
Matched Volume[6]	23.4%	23.0%	65.8%	23.5%	-0.1%	23.4%	23.0%	0.4%	23.5%	-0.1%	23.2%	23.3%	-0.1%
Nasdaq Listed Issues (Tape C)
Handled Volume[5]	279	295	-5.4%	364	-23.3%	17,593	18,295	-3.8%	22,945	-23.3%	35,888	43,428	-17.4%
Matched Volume[6]	237	251	-5.7%	307	-22.8%	14,924	15,572	-4.2%	19,337	-22.8%	30,495	36,088	-15.5%
Total Nasdaq Listed Consolidated Volume	1,996	2,051	-2.7%	2,529	-21.1%	125,745	127,166	-1.1%	159,309	-21.1%	252,911	301,991	-16.3%
Share of Total Nasdaq Listed Consolidated Volume
Handled Volume[5]	14.0%	14.4%	-0.4%	14.4%	-0.4%	14.0%	14.4%	-0.4%	14.4%	-0.4%	14.2%	14.4%	-0.2%
Matched Volume[6]	11.9%	12.2%	-0.3%	12.1%	-0.2%	11.9%	12.2%	-0.3%	12.1%	-0.2%	12.1%	11.9%	0.2%
Exchange-Traded Funds[5,7]
Handled Volume[5]	308	315	-2.5%	465	-33.9%	19,377	19,557	-0.9%	29,317	-33.9%	38,935	51,573	-24.5%
Matched Volume[6]	276	283	-2.4%	418	-34.0%	17,406	17,543	-0.8%	26,361	-34.0%	34,948	46,135	-24.2%
Total ETF Consolidated Volume	1,206	1,245	-3.2%	1,826	-34.0%	75,959	77,213	-1.6%	115,020	-34.0%	153,172	203,037	-24.6%
Share of Total ETF Consolidated Volume
Handled Volume[5]	25.5%	25.3%	0.2%	25.5%	0.0%	25.5%	25.3%	0.2%	25.5%	0.0%	25.4%	25.4%	0.0%
Matched Volume[6]	22.9%	22.7%	0.2%	22.9%	0.0%	22.9%	22.7%	0.2%	22.9%	0.0%	22.8%	22.7%	0.1%

1	Data includes currency products.
2	Includes all trading activities for Bclear, NYSE Liffe’s clearing service for wholesale derivatives.
3	Includes trading in U.S. equity options contracts, not equity-index options.
4	Includes all volume executed in NYSE Group crossing sessions.
5	Represents the total number of shares of equity securities and ETFs internally matched on the NYSE Group’s exchanges or routed to and executed at an external market center. NYSE Arca routing includes odd-lots.
6	Represents the total number of shares of equity securities and ETFs executed on the NYSE Group’s exchanges.
7	Data included in previously identified categories.
*	Includes trading from Interest rate futures over NYSE Liffe U.S. for 9 trading days in 1Q11. ADVs calculated with the appropriate number of NYSE Liffe U.S. trading days.
Source: NYSE Euronext, Options Clearing Corporation and Consolidated Tape as reported for equity securities.
All trading activity is single-counted, except European cash trading which is double counted to include both buys and sells.

NYSE Euronext

Selected Statistical Data:

Other Operating Statistics

	Three Months Ended
(Unaudited)	June 30, 2011	March 31, 2011	June 30, 2010
NYSE Euronext Listed Issuers

NYSE Listed Issuers
Issuers listed on U.S. Markets[1]	2,956	2,952	2,934
Number of new issuer listings[1]	155	104	76
Capital raised in connection with new listings ($millions)[2]	$11,709	$12,446	$3,575

Euronext Listed Issuers
Issuers listed on Euronext[1]	964	974	1,013
Number of new issuer listings[3]	20	10	21
Capital raised in connection with new listings ($millions)[2]	$72	$29	$81

NYSE Euronext Market Data

NYSE Market Data[4]
Share of Tape A revenues (%)	45.8%	47.6%	47.7%
Share of Tape B revenues (%)	30.2%	31.1%	33.4%
Share of Tape C revenues (%)	18.4%	19.7%	18.8%
Professional subscribers (Tape A)	383,606	374,285	382,133

Euronext Market Data
Number of terminals	231,544	233,289	239,919

NYSE Euronext Operating Expenses

NYSE Euronext employee headcount
NYSE Euronext headcount	2,988	3,028	2,993

NYSE Euronext Financial Statistics

NYSE Euronext foreign exchange rate
Average €/US$ exchange rate	$1.439	$1.368	$1.274
Average £/US$ exchange rate	$1.631	$1.602	$1.492

[1]

Figures for NYSE listed issuers include listed operating companies, special-purpose acquisition companies and closed-end funds listed on the NYSE and NYSE Amex and do not include NYSE Arca or structured products listed on the NYSE. There were 1,291 ETFs and 2 operating companies exclusively listed on NYSE Arca as of June 30, 2011. There were 471 corporate structured products listed on the NYSE as of June 30, 2011.

Figures for new issuer listings include NYSE new listings (including new operating companies, special-purpose acquisition companies and closed- end funds listing on NYSE) and new ETP listings on NYSE Arca (NYSE Amex is excluded). Figures for Euronext present the operating companies were listed on Euronext and do not include NYSE Alternext, Free Market, closed-end funds, ETFs and structured product (warrants and certificates).
As of June 30, 2011, 169 companies were listed on NYSE Alternext, 269 on Free Market and 661 ETFs were listed on NextTrack.
[2]

Euronext figures show capital raised in millions of dollars by operating companies listed on Euronext, NYSE Alternext and Free Market and do not include closed-end funds, ETFs and structured products (warrants and certificates). NYSE figures show capital raised in millions of dollars by operating companies listed on NYSE and NYSE Arca and do not include closed-end funds, ETFs and structured products.

[3]	Euronext figures include operating companies listed on Euronext, NYSE Alternext and Free Market and do not include closed-end funds, ETFs and structured products (warrants and certificates).
[4]

“Tape A” represents NYSE listed securities, “Tape B” represents NYSE Arca and NYSE Amex listed securities, and “Tape C” represents Nasdaq listed securities. Per Regulation NMS, as of April 1, 2007, share of revenues is derived through a formula based on 25% share of trading, 25% share of value traded, and 50% share of quoting, as reported to the consolidated tape. Prior to April 1, 2007, share of revenues for Tape A and B was derived based on number of trades reported to the consolidated tape, and share of revenue for Tape C was derived based on an average of share of trades and share of volume reported to the consolidated tape. The consolidated tape refers to the collection and dissemination of market data that multiple markets make available on a consolidated basis. Share figures exclude transactions reported to the FINRA/NYSE Trade Reporting Facility.

Source: NYSE Euronext, Options Clearing Corporation and Consolidated Tape as reported for equity securities.